Exhibit 99.1

Granite Reports 2019 Preliminary Select Unaudited Financial Information

●	Year-end cash and marketable securities balance totaled $295 million
●	Committed and Awarded Projects[1] (CAP) ended the year at $4.4 billion
●	Audit/Compliance Committee investigation of prior-period reporting for the Heavy Civil Operating Group
●	Form 10-K filing delayed
●	Provides guidance for 2020

WATSONVILLE, Calif. (March 2, 2020) - Granite Construction Incorporated (NYSE: GVA) today reports preliminary select unaudited financial information for its fiscal year 2019 and guidance for 2020. Further, Granite will file a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission with regard to its 2019 Annual Report on Form 10-K.

Preliminary Select Unaudited Financial Information

The Company has not finalized and filed its full year financial results. Accordingly, the following information is preliminary and unaudited, and it could be impacted by subsequent events or determinations.

Granite ended the year with cash and marketable securities of $295.1 million, up $62.5 million from the third quarter 2019. Additionally, debt decreased $38.8 million sequentially, ending the year at $364.4 million.

Granite CAP is expected to total $4.4 billion at December 31, 2019, which includes over $1 billion of best-value procurement work.

Audit/Compliance Committee Investigation and Form 10-K Filing Delay

In February of 2020, Granite’s Audit/Compliance Committee, assisted by independent counsel, began an investigation of prior-period reporting for the Heavy Civil Operating Group, and the extent to which these matters affect the effectiveness of Granite's internal control over financial reporting. The investigation is in its early stages and Granite cannot predict its scope, duration or outcome. The Company will not file its Annual Report on Form 10-K by March 2, 2020.

“We take this matter very seriously, and our leadership team and Board fully support a thorough, independent investigation,” said James H. Roberts, President and Chief Executive Officer at Granite. “We look forward to sharing our full financial results as soon as the investigation is complete.”

Outlook and Guidance

The Company’s guidance for 2020:

●	Mid-single digit consolidated revenue growth
●	Adjusted EBITDA margin[2] of 6.0 percent to 8.0 percent

Assumptions included in the Company’s 2020 guidance are:

●	No contribution to adjusted EBITDA margin from the Heavy Civil Operating Group portfolio of projects
●	Selling, general & administrative expenses as a percentage of revenue of 9 percent
●	Capital expenditures between $70 million and $80 million
●	Depreciation and amortization expense between $110 million and $130 million
●	Effective tax rate of low-to-mid 20 percent range

“Granite’s value proposition has not changed, and our strategy continues to position us well to deliver in 2020 and beyond. Despite the challenges from our Heavy Civil Operating Group in 2019, our vertically integrated businesses performed at very high levels, and we are poised for a strong performance from this part of our business again in 2020,” said Mr. Roberts.

(1) CAP is comprised of unearned revenue and other awards, as well as CMGC and alternative procurement projects.

(2) Adjusted EBITDA margin is a non-GAAP measure. Please refer to the description of non-GAAP measures below.

Exhibit 99.1

About Granite

Granite is America’s Infrastructure Company™. Incorporated since 1922, Granite (NYSE:GVA) is one of the largest diversified construction and construction materials companies in the United States as well as a full-suite provider in the transportation, water infrastructure and mineral exploration markets. Granite’s Code of Conduct and strong Core Values guide the Company and its employees to uphold the highest ethical standards. In addition to being one of the World’s Most Ethical Companies for eleven consecutive years, Granite is an industry leader in safety and an award-winning firm in quality and sustainability. For more information, visit graniteconstruction.com, and connect with Granite on LinkedIn, Twitter, Facebook and Instagram.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, backlog, Committed and Awarded Projects (CAP), and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “preliminary,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, backlog, CAP, and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, the results of the ongoing Audit/Compliance Committee investigation, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

Non-GAAP Financial Information

Management believes that the non-GAAP financial measure EBITDA margin is useful in evaluating operating performance and is regularly used by securities analysts, institutional investors and other interested parties, and that such supplemental measure facilitates comparisons between companies that have different capital and financing structures and/or tax rates. We are providing a non-GAAP financial measure, adjusted EBITDA margin, to indicate the impact of non-recurring acquisition and integration expenses and acquisition related synergy costs (collectively referred to as “transaction costs”) related to the acquisition of the Layne Christensen Company (“Layne”) and LiquiForce. Acquisition and integration costs include external transaction costs, professional fees and internal travel. Synergy costs include expenses incurred which will be eliminated as the integration of Layne and LiquiForce is completed.

Management believes that this non-GAAP financial measure facilitates comparisons between industry peer companies. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies. The Company does not provide a reconciliation of forward-looking adjusted EBITDA margin to the most directly comparable forward-looking GAAP measure of net income (loss) attributable to Granite Construction Incorporated because the timing and amount of the excluded items are unreasonably difficult to fully and accurately estimate.

Contacts

Investors

Lisa Curtis, 831-728-7532

Or

Media

Erin Kuhlman, 831-768-4111

Source: Granite Construction Incorporated